Exhibit 99.1

Angeion Corporation

350 Oak Grove Parkway

St. Paul, MN 55127 USA

Telephone: (651) 484-4874

Facsimile: (651) 484-4826

FOR IMMEDIATE RELEASE

Contact:                                                   Rodney A. Young, President and Chief Executive Officer,

                                                                                                (651) 484-4874

Angeion Corporation Names William J. Kullback as New CFO

SAINT PAUL, Minn. (March 17, 2008) — Angeion Corporation (NASDAQ: ANGN) announced today that William J. Kullback has joined the company as Senior Vice president and Chief Financial Officer, effective immediately. He replaces Dale H. Johnson, 63, who retired last month.

“With Bill’s appointment as Chief Financial Officer, we have taken an important step in the evolution of Angeion Corporation,” said Rodney A. Young, President and Chief Executive Officer. “Bill’s deep background in the medical device industry, combined with his expertise in public company finance, experience in mergers and acquisitions, his experience with both large and small organizations and previous success in building an investor following, make him an ideal addition to Angeion’s executive team.”

Kullback, 48, brings almost 25 years of financial and management experience to Angeion Corporation. Most recently he was CFO of Flex Fund Financial Services, a private financial services firm. Prior to that Kullback served as CFO for IntriCon Corporation, a $50 million publicly traded manufacturer that specializes in the high technology medical device and communications industries. Kullback brings additional public company experience to Angeion, gained from his tenures as CFO at MedSource Technologies, Inc., a medical device outsourcer, and PEMSTAR, Inc., a $700 million engineering and manufacturing service corporation, where he was responsible for all finance, treasury, accounting, reporting, tax, and mergers and acquisitions.

Further, Kullback served on the board of directors of Reptron Electronics, Inc., where he was chairman of the audit committee and involved in the sale of this publicly traded electronics manufacturing services firm. Earlier in his career he worked at what is now PricewaterhouseCoopers. Kullback received his Master of

Business Administration in accounting and his Bachelor of Arts from the State University of New York at Buffalo.

“I am excited about the opportunity to join the Angeion senior management team as a contributor toward the Company’s continued success,” said Kullback. “I look forward to leading the finance group and telling the Angeion story to the investment community. Angeion has a bright future with new product and program opportunities across multiple markets, including an enhanced focus on international expansion, physician offices and commercial fitness. I am pleased to help build this business.”

About Angeion Corporation

Founded in 1986, Angeion Corporation acquired Medical Graphics Corporation in December 1999. Medical Graphics develops, manufactures and markets non-invasive cardiorespiratory diagnostic systems that are sold under the MedGraphics (www.medgraphics.com) and New Leaf (www.newleaffitness.com) brand and trade names. These cardiorespiratory diagnostic systems have a wide range of applications in healthcare as well as health and fitness. The Company’s products are sold internationally through distributors and in the United States through a direct sales force that targets heart and lung specialists located in hospitals, university-based medical centers, medical clinics and physicians’ offices, pharmaceutical companies, medical device manufacturers, clinical research organizations, health and fitness clubs, personal training studios, and other exercise facilities. For more information about Angeion, visit www.angeion.com.

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties. Our actual results may differ materially depending on a variety of factors including: (i) our ability to successfully operate our business including our ability to develop, improve, and update our cardiorespiratory diagnostic products and successfully sell these products into existing and new markets, (ii) our ability to achieve constant margins for products and consistent and predictable operating expenses in light of variable revenues from our clinical research customers, (iii) our ability to effectively manufacture and ship products in required quantities to meet customer demands, (iv) our ability to successfully defend ourselves from product liability claims related to our cardiorespiratory diagnostic products and claims associated with our prior cardiac stimulation products, (v) our ability to protect our intellectual property, (vi) our ability to develop and maintain an effective system of internal controls and procedures and disclosure controls and procedures, and (vii) our dependence on third-party vendors.

Additional information with respect to the risks and uncertainties faced by the Company may be found in, and the above discussion is qualified in its entirety by, the other risk factors that are described from time to time in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K for the year ended October 31, 2007.

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